Exhibit 3.1

DelawareThe First StatePage 1 5976073 8100Authentication: 203889919SR# 20243097978Date: 07-10-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALZAMEND NEURO, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 2024, AT 8:06 O`CLOCK A.M.